Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2023 Second-Quarter Financial Results

CAMBRIDGE, Mass., July 27, 2023 — Forrester Research, Inc. (Nasdaq: FORR) today announced financial results for the second quarter ended June 30, 2023, with flat contract value (CV), at $344.0 million, compared with the prior year.

“While the tech recession and uncertain macroeconomic environment continued to have the most significant impact on our non-CV business, we crossed a meaningful milestone this quarter with 51% of CV now on our Forrester Decisions research platform,” said George F. Colony, Forrester’s chairman and chief executive officer. “Given our laser focus on driving CV growth, we remain on track to migrate two-thirds of total CV to Forrester Decisions by the end of the year. Our ongoing enhancements to Forrester Decisions, combined with continued upskilling of our sales force to drive new business growth and sell higher into organizations, positions us well for long-term success.”

Second-Quarter Consolidated Results

Total revenues for the second quarter of 2023 were $135.6 million, compared with $148.2 million for the comparable quarter in 2022.

On a GAAP basis, net income was $5.3 million, or $0.28 per diluted share, for the second quarter of 2023, compared with net income of $13.9 million, or $0.72 per diluted share, for the same period in 2022.

On an adjusted basis, net income was $18.1 million, or $0.94 per diluted share, for the second quarter of 2023, reflecting an adjusted effective tax rate of 29%. Adjusted net income excludes stock-based compensation of $3.9 million, amortization of acquisition-related intangible assets of $3.1 million, and restructuring costs of $10.5 million. This compares with an adjusted net income of $19.2 million, or $1.00 per diluted share, for the same period in 2022, which reflects an adjusted tax rate of 30%. Adjusted net income for the second quarter of 2022 excludes stock-based compensation of $3.8 million and amortization of acquisition-related intangible assets of $3.4 million.

Forrester is providing updated guidance for 2023 as follows:

Full Year 2023 (GAAP):

•	Total revenues of approximately $475 million to $485 million

•	Operating margin of approximately 1.2% to 2.2%

•	Interest expense of approximately $3.0 million

•	An effective tax rate of approximately 43%

•	Earnings per share of approximately $0.10 to $0.30

Full Year 2023 (Adjusted):

Adjusted financial guidance for full-year 2023 excludes stock-based compensation expense of $15.0 million to $16.0 million, amortization of acquisition-related intangible assets of approximately $12.0 million, restructuring costs of approximately $12.5 million, a legal settlement of $4.8 million, and any investment gains or losses.

•	Adjusted operating margin of approximately 10.5% to 11.5%

•	Adjusted effective tax rate of approximately 29%

•	Adjusted diluted earnings per share of approximately $1.80 to $2.00

About Forrester

Forrester (Nasdaq: FORR) is one of the most influential research and advisory firms in the world. We help leaders across technology, customer experience, digital, marketing, sales, and product functions use customer obsession to accelerate growth. Through Forrester’s proprietary research, consulting, and events, leaders from around the globe are empowered to be bold at work — to navigate change and put their customers at the center of their leadership, strategy, and operations. Our unique insights are grounded in annual surveys of more than 700,000 consumers, business leaders, and technology leaders worldwide; rigorous and objective research methodologies, including Forrester Wave™ evaluations; over 100 million real-time feedback votes; and the shared wisdom of our clients. To learn more, visit Forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the full-year 2023 and statements about the performance of Forrester Decisions, Forrester’s sales force, and Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, including the migration of its existing clients into its Forrester Decisions portfolio of services; Forrester’s ability to fulfill existing or generate new consulting engagements and advisory services; technology spending; the risks and challenges inherent in international business activities; the impact of health epidemics, including COVID-19, on Forrester’s business; Forrester’s ability to offer new products and services; Forrester’s dependence on key personnel; Forrester’s ability to attract and retain professional staff; Forrester’s ability to respond to business and economic conditions and market trends; the impact of Forrester’s outstanding debt obligations; competition and industry consolidation; possible variations in Forrester’s quarterly operating results; concentration of ownership of Forrester; the possibility of network disruptions and security breaches; any failure to enforce and protect Forrester’s intellectual property rights; compliance with privacy laws; taxation risks; any weakness in Forrester’s system of internal controls; and the amount and timing of the repurchase of Forrester stock. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of operations and the table of key financial data are attached.

Contact:

Ed Bryce Morris

Vice President, Corporate Development & Investor Relations

Forrester Research, Inc.

+1 617-613-6565

ebrycemorris@forrester.com

Shweta Agarwal

Senior Director, Public Relations

Forrester Research, Inc.

+1 617-613-6805

sagarwal@forrester.com

© 2023, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues:
Research	$87,699	$89,447	$168,605	$175,227
Consulting	29,970	39,262	61,720	77,693
Events	17,920	19,537	18,934	20,297

Total revenues	135,589	148,246	249,259	273,217

Operating expenses:
Cost of services and fulfillment	54,614	60,991	103,906	114,242
Selling and marketing	41,581	44,974	83,113	89,018
General and administrative	15,315	15,925	36,542	31,449
Depreciation	2,191	2,299	4,295	4,618
Amortization of intangible assets	3,068	3,354	6,134	6,716
Restructuring costs	10,532	—	12,121	—

Total operating expenses	127,301	127,543	246,111	246,043

Income from operations	8,288	20,703	3,148	27,174
Interest expense	(730)	(535)	(1,523)	(1,148)
Other income (expense), net	514	103	1,064	(154)
Gains on investments	—	—	—	426

Income before income taxes	8,072	20,271	2,689	26,298
Income tax expense	2,768	6,397	1,460	8,276

Net income	$5,304	$13,874	$1,229	$18,022

Basic income per common share	$0.28	$0.74	$0.06	$0.95

Diluted income per common share	$0.28	$0.72	$0.06	$0.94

Basic weighted average shares outstanding	19,193	18,871	19,151	18,929

Diluted weighted average shares outstanding	19,258	19,173	19,214	19,218

Adjusted data (1):
Income from operations - GAAP	$8,288	$20,703	$3,148	$27,174
Amortization of intangible assets	3,068	3,354	6,134	6,716
Restructuring costs	10,532	—	12,121	—
Legal settlement	—	—	4,800	—
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	2,209	2,203	4,056	4,129
Selling and marketing	807	752	1,304	1,385
General and administrative	844	882	1,665	1,617

Adjusted income from operations	$25,748	$27,894	$33,228	$41,021

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2023		2022		2023		2022
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income - GAAP	$5,304	$0.28	$13,874	$0.72	$1,229	$0.06	$18,022	$0.94
Amortization of intangible assets	3,068	0.16	3,354	0.17	6,134	0.32	6,716	0.35
Restructuring costs	10,532	0.54	—	—	12,121	0.63	—	—
Legal settlement	—	—	—	—	4,800	0.25	—	—
Stock-based compensation	3,860	0.20	3,837	0.20	7,025	0.37	7,131	0.37
Gains on investments	—	—	—	—	—	—	(426)	(0.02)
Tax effects of items above (2)	(4,597)	(0.24)	(1,935)	(0.10)	(7,575)	(0.40)	(3,507)	(0.18)
Adjustment to tax expense for adjusted tax rate (3)	(39)	—	93	0.01	(468)	(0.02)	(133)	(0.01)

Adjusted net income	$18,128	0.94	$19,223	$1.00	$23,266	1.21	$27,803	$1.45

Diluted weighted average shares outstanding	19,258		19,173		19,214		19,218

(1)

Forrester believes that adjusted financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business, and are also used by Forrester in making compensation decisions. Our adjusted presentation excludes amortization of acquisition-related intangible assets, stock-based compensation, restructuring costs, a legal settlement, and net gains from investments, as well as their related tax effects. We also utilized an assumed tax rate of 29% in 2023 and 30% in 2022, which excludes items such as the settlement of prior year tax audits and the effect of any adjustments related to the filing of prior year tax returns. The adjusted data does not purport to be prepared in accordance with Generally Accepted Accounting Principles in the United States.

(2)	The tax effect of adjusting items is based on the accounting treatment and rate for the jurisdiction of each item.
(3)	To compute adjusted net income, we apply an adjusted effective tax rate of 29% in 2023 and 30% in 2022.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars in thousands)

	June 30,	December 31,
	2023	2022
Balance sheet data:
Cash, cash equivalents and marketable investments	$123,615	$123,317
Accounts receivable, net	$46,277	$73,345
Deferred revenue	$179,613	$178,021
Debt outstanding	$35,000	$50,000

	June 30,
	2023	2022
Cash flow data:
Net cash provided by operating activities	$15,393	$34,755
Purchases of property and equipment	$(2,269)	$(2,698)
Repayments of debt	$(15,000)	$(25,000)
Repurchases of common stock	$(820)	$(15,112)

	As of
	June 30,
	2023	2022
Metrics:
Contract value	$344,000	$345,300 (a)
Client retention	74%	76%
Wallet retention	92%	99%
Number of clients	2,604	2,928

	As of
	June 30,
	2023	2022
Headcount:
Total headcount	1,793	1,945
Sales force	616	684

(a)	June 30, 2022 contract value has been recast based on 2023 foreign currency rates.